Exhibit 5.1

800 17th Street N.W., Suite 1100 | Washington, DC 20006 | T 202.955.3000 | F 202.955.5564

Holland & Knight LLP | www.hklaw.com

October 28, 2019

Board of Directors

Silvergate Capital Corporation

4250 Executive Square

Suite 300

La Jolla, California 92037

Re:	Registration Statement on Form S-1

Dear Ladies and Gentlemen:

We have acted as counsel to Silvergate Capital Corporation, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 4,305,952 shares of Class A common stock, $0.01 par value per share, of the Company (the “Shares”) pursuant to a registration statement on Form S-1 (Registration No. 333-228446) (the “Registration Statement”) initially filed with the U.S. Securities and Exchange Commission on November 16, 2018. The Registration Statement relates to the issuance and sale of up to 770,000 shares of Class A common stock by the Company (the “Primary Shares”) and up to 3,535,952 shares of Class A common stock by the selling shareholders (the “Secondary Shares”). The Shares are to be sold pursuant to an underwriting agreement to be entered into by and among the Company, the selling shareholders and the underwriters named therein (the “Underwriting Agreement”).

For purposes of providing the opinions contained herein, we have reviewed the Registration Statement, the form of Underwriting Agreement and the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact as we have deemed necessary or advisable for purposes of our opinion. In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

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Board of Directors

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that:

(i)    when the Registration Statement has become effective under the Act, the Board of Directors of the Company or a duly authorized committee thereof has taken all necessary action to set the sale price of the Primary Shares, and the Primary Shares have been issued, delivered and paid for in the manner contemplated by, and upon the terms and conditions set forth in, the Registration Statement and the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and nonassessable; and

(ii)    the Secondary Shares have been validly issued and are fully paid and nonassessable.

The opinion letter which we render herein is limited to those matters governed by the General Corporation Law of the State of Maryland, including all Maryland statutes and all Maryland court decisions that affect the interpretation of such General Corporation Law, in each case as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs above.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement, as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of common stock to be issued or sold that is filed pursuant to Rule 462(b) of the Act. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Holland & Knight LLP

Holland & Knight LLP